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                                                                  Exhibit 23(b)

                             ACCOUNTANTS' CONSENT

The Board of Directors
PanEnergy Corp

  We consent to the use in the Duke Power Company and PanEnergy Corp Joint Proxy Statement-Prospectus and this Registration Statement on Form S-4 of our reports on the consolidated financial statements of PanEnergy Corp and subsidiaries incorporated by reference herein and to the references to our firm under the headings "The Merger--Accounting" and "Experts" in the Joint Proxy Statement-Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

Houston, Texas
March 13, 1997